                                                                    Exhibit 10.4


                          BILL OF SALE AND CONVEYANCE

     THIS BILL OF SALE AND CONVEYANCE, made in Oxford, Florida, on February 16, 1993 between Larry Dean Faw, residing at Route 1, Box 146, Oxford, Florida (the "Seller"), and Studio City, Incorporated, a Florida corporation having its principal place of business at Tillmans Hammock, County Road 245A, Oxford, Florida (the "Buyer"), who agree as follows:

     That the Seller, in part consideration of the issuance to him one hundred
(100) shares of the capital stock of the Buyer, being only a portion of the Buyers authorized capital stock, and of other valuable considerations, receipt of which is acknowledged as a promissory note (as denoted in Exhibit A attached to this document), and of the covenants and agreements of the Buyer contained in this instrument does sell, grant, convey, assign, transfer and set over to the Buyer,

     All the property and assets, real, personal and mixed, both tangible and intangible, of whatever nature and description, (as denoted in Exhibit B attached to this document), and wherever situated, and all rights, franchises and privileges of the Seller from the assets denoted in Exhibit B, including, without limitation of the foregoing, the rights in all motion picture properties in accordance to previous agreements, choses in action, trade acceptances, bills of exchange, checks, drafts, notes, accounts receivable, both current and those that have previously been written off from the books of the business, cause of actions, judgments, debts, bonds, contracts, insurance policies of every kind, and obligations of every value and description, trademarks, tradenames, copyrights, patents, applications for patent, patent rights, licenses and analogous rights, trade secrets, formulas and products for manufacture, goods, materials and supplies, partial interests and other assets, property and estate of every kind as of November 1, 1991 as denoted in Exhibit B.

     TO HAVE AND TO HOLD the property, assets and rights unto the Buyer, its successors and assigns, for its own use, provided, however, that nothing in this bill of sale and conveyance contained shall be construed as an attempt to assign any contract, claim, demand or right that is nonassignable or that an attempt to assign would in any way impair, or as an attempt to transfer any property in case such transfer would be invalid for any cause, but, the Seller covenants to use his best efforts to obtain any and all consents necessary to the assignment of any contract, claim, demand or right not assignable without such consent, and will take any such steps as may be in his power to validate the transfer of any property and the assignment of any contract, claim, demand or right not now transferable or assignable.

     1. In order, however, that the full value of every such contract, claim and demand may be realized by, and for the benefit of the Buyer, the Seller covenants and agrees with the Buyer that the Seller, or his legal representatives, will, at the request, or under the direction, of the Buyer, in the name of the Seller, or otherwise, as the Buyer shall specify, and as shall be provided by law, take all such action, and do, all such things as shall, in the opinion of the Buyer, be necessary or proper to facilitate the collection of moneys due under every contract, claim or demand, the Buyer agreeing that all costs and expenses of all actions so taken, shall be paid by the Buyer, and that the Buyer will hold harmless the Seller and his legal representatives from any claims that may be made against them, or any of them, by reason of anything that the Seller, or his legal representatives, shall do, at the request of the Buyer, in respect of any such contract, claim or demand.

Bill of Sale and Conveyance
---------------------------

     2. In consideration of the premises, the Buyer, its successors and assigns, assumes and covenants,

         (a) To pay fully and discharge completely, in due course, to the acquittal of the Seller, all debts and liabilities of the Seller as evidenced in the attached Exhibit B and pre-existing contracts and agreements of every kind and nature and to assume, perform and liquidate all of the outstanding contracts, pre-existing agreements and obligations of the Seller of whatever nature and kind.

         (b) To pay the sum of One Million Five Hundred Fifty-Four Thousand Twenty-Six Dollars and Fifty Cents ($1,554,026.50) to the Seller in the form of a Promissory Note, hereto evidenced as Exhibit A and attached to this Agreement, which is based on Twenty (20%) Percent of the Combined Total of Assets and Liabilities.

         (c) To issue to the Seller on the day of availability, Fifty-One Percent (51%) of the Buyers Preferred Stock.

         (d) To make available to the Seller warrants to purchase Five Million Shares of the Buyers Common Stock at a price of $1.00 per share which is exercisable at anytime which the Seller requests.

         (e) To indemnify and hold the Seller harmless from and against all claims, demands, liabilities, costs and expenses, now existing, or that may hereafter arise, in connection with any such debts.

     3. The Seller constitutes and appoints the Buyer, its successors and assigns, the Sellers true and lawful attorney or attorneys, with full power of substitution, for him, and in his name, place and stead, for the benefit of the Buyer, its successors and assigns, to demand and receive, from time to time, any and all property and assets, both real, personal and mixed, tangible and intangible, that have been bargained, sold, transferred, assigned and conveyed, or intended so to be, and to give receipts and releases for and in respect of the same, and any part, and, from time to time, to institute and prosecute in the name of the Seller or otherwise, but at the expense and for the benefit of the Buyer, its successors and assigns, any and all proceedings at law, in equity, or otherwise, that the Buyer, it successors or assigns, may deem proper in order to collect, assert or enforce any claims, rights or title of any kind in and to the properties, assets, rights and privileges bargained, sold, transferred, assigned and conveyed, or intended to be, and to defend and compromise any and all actions, suits or proceedings in respect of any of the property, assets, rights and privileges, and generally, to do any and all such acts and things in relation as the Buyer, its successors or assigns, shall deem advisable, the Seller declaring that the appointment made and the powers granted are coupled with an interest and are, and shall be, irrevocable by the Seller in any manner or for any reason.

     4. The Seller, for himself and his legal representatives, covenants and agrees with the Buyer, its successors and assigns, that the Seller, and his legal representatives, will do, execute, acknowledge and deliver, or cause to be executed, acknowledged or delivered, to the Buyer, it successors or assigns, or to its nominee or nominees, any and all such further deeds, acts, transfers, assignments, instruments, conveyances, powers of attorney and assurances, as the Buyer may demand for the better assuring, conveying and confirming to the Buyer, its successors, assigns and nominees, all the property, assets, rights and privileges bargained, sold, transferred, assigned and conveyed, or so intended to be.

                               Page Two of Three

Bill of Sale and Conveyance



         5. This bill of sale and conveyance and the covenants and agreements contained it shall inure to the benefit of, and shall bind, the respective parties to this instrument, and their respective legal representatives, successors and assigns. Both parties agree that this agreement is a true and legally binding contract under the General Statutes of the State of Florida, and agree to be bound by the terms and conditions set forth in this document, as well as, to honor and be bound by pre-existing legal agreements of both parties.



Dated, February 16, 1993, Oxford, Sumter County, Florida




      /s/ Larry Dean Faw                      /s/ Studio City, Incorporated
    ------------------------------            --------------------------------
        Signature of Seller                              Name of Buyer
          Larry Dean Faw                          Studio City, Incorporated


                                              /s/ Roger H. Hefler
                                              ---------------------------------
                                                  Signed by Corporate Officer
                                                        Roger H. Hefler
                                                         Vice Chairman




Witnesseth by:         Genevieve H. Faw
                 ------------------------------
                      Corporate Secretary
                       Genevieve H. Faw                           Corporate Seal
                                                                   Affixed Here







                              Page Three of Three

                                  EXHIBIT "A"

     Stories and Titles Currently Available - Partial List

     "Cut Throat Ridge"c1976

     "The Plunderers"c1976

     "The Last Glider" - Work In Progress

     "Silence Awaits" - Work In Progress

     "Stihlman and The Firestone" - Work In Progress

     "The Orion Murders"c1990

     "Battle of Buck Mountain"c1987

     "A Delicate Obsession"c1987

     "Seven Eleven Sorority Street"c1987

     "Happy Bob"c1987

     "Ghost Rider"c1984

     "Teeth of Lions" - Work In Progress

     "Dali" - Work In Progress

     "The Hillsville Courthouse Murders"c1978

     "The Last Great Adventure"c1978

     "Otto"c1975

     "Wheels" - Work In Progress

     "Freefalling" - Work In Progress

     "Like A Butterfly" - Work In Progress

                                  EXHIBIT "B"

Assets and Rights Being Conveyed
---------------------------------
Motion Picture Screen Properties                                  $ 2,000,000
 under existing Agreements
 (Valuation based on Union minimums, as
 established by the Writers Guild of America,
 with projected 2% of gross profit participation,
 Calculated to $50,000 (Union Min.) plus $200,000
 (profit participation) equalling $250,000 per
 motion picture property.)

 "Mistaken Identity" c1975                           $ 250,000
 "Mauvais" c1984                                       250,000
 "Love Can Kill" c1985/1993                            250,000
 "Billion Dollar Bunnies" c1984/1993                   250,000
 "The Love Bugs" c1984/1993                            250,000
 "A Touch of Evil" c1984                               250,000
 "Eyes of Terror" c1983                                250,000
 "Rail Rider" c1984                                    250,000

Inventions                                                        $ 2,400,000
 (1985 Basis valuation of consumer
 products created for manufacture with
 direct ownership of all marketing rights
 and spinoff product components. Calculated
 at $600,000 value per product design.)

 "Environ Tools"(tm)                                 $ 600,000
 "Radius Gauge"(tm)                                    600,000
 "Boot Valet"(tm)                                      600,000
 "Book Lounge"(tm)                                     600,000

Art Concepts                                                      $   500,000
 (1988 Basis valuation of consumer
 products based on free form solid
 gold and silver sculptured chess sets
 created for manufacture with direct
 ownership of all marketing rights and
 spinoff product components. Basis
 similar to Franklin Mint product line
 except in valuable metals.)

Wordsmith(tm)(c) Franchise Program                                $   500,000
 (1988 Basis valuation national
 franchise programs providing services
 to the consumer market with direct
 ownership of all marketing rights and
 spinoff product components.)

 *Wordsmith(tm)(c) successfully operated
 two such franchises which evolved into
 a wholesale operation for three franchises.

                               EXHIBIT "B" - CONT

Assets and Rights Being Conveyed
--------------------------------
Motion Picture Screen Properties under
     option to purchase and developed                       $ 1,100,000

     (Valuation based on option rights in 1993 for motion picture and television properties under development in accordance with standard industry guidelines, the value of options range from $50,000 to $250,000 in 1993 marketplace.)

     "Swingtime" c1993                    $ 50,000
     "Whooz Choice" c1985                   50,000
     "The War Lords" c1984                  50,000
     "Captain J Rides Again" c1988          50,000
     "Midnight Blues" c1987                 50,000
     "Belle of Berry Hill" c1986            50,000
     "Hells Revenge" c1985                  50,000
     "Vendetta" 1984                        50,000
     "A Miracle In Tibet" c1986             50,000
     "The Junkyard Gang" c1986              50,000
     "The GaNodds" c1988                    50,000
     "So Far From My Heart" c1989           50,000
     "Water Drop Series" c1993              50,000
     "Damon Runyon Series" c1993            50,000
     "Way Off Broadway" c1991               50,000
     "Paparazzi" c1990                      50,000
     "Love Bugs" Television Game Show
         c1990                              50,000
     "Fright Night" c1988                   50,000
     "Fountain Blue" c1992                  50,000
     "Worlds Greatest Escapes" c1993        50,000
     "Seminole" Mini-Series, c1992/1993     50,000

Contemporary Career Guides(c)(tm) Publishing                $ 500,000
     (1990 valuation of publishing career guides
     in various industries, which are categorized
     as self help books. The first career guide
     based on careers in the Airline Industry is
     now ready for publication and marketing to
     the consumer marketplace.)

PocIt(c)(tm) Publishing                                     $ 225,000
     (1992 valuation of publishing point of purchase
     paperback novelty books and magazines, similar
     to Globe Communications Mini-Mags, A series of
     Nine Unsolved Murders and Disappearances in the
     United States, where a Combined Reward and Movie
     Contract of $101,000 is offered to the person(s)
     who can solve these mysteries and/or lead to the
     successful conviction of the perpetrator(s) in
     each of these cases.)

                               EXHIBIT "B" - CONT


Assets and Rights Being Conveyed
Motion Picture Screen Properties and Television
   Production Properties a legal contract and option
   has been created to purchase one or more filmed
   entertainment properties.                                $     1,000

   (A minimal valuation has been placed on these rights for development, production, and exploitation for any one or combination of fifty-two motion picture and television projects. In disclosure, an interest per project is available to meet production and distribution needs.)

Total Assets and Rights Being Conveyed                      $ 7,226,000


Liabilities, Debt and Costs Being Conveyed

Start-up Costs (TFC)                             5,250.00
Expenses  1985-1989                             36,262.34
Operational Expenses                            44,135.26
Expenses 1990-1991 Cost From Contract           13,235.22
Original Equity                                 50,000.00
Carryover Costs                                390,000.00

Total Liabilities, Debt and Costs Being Conveyed            $   544,132.82

Combined Total of Assets and Liabilities Conveyed           $ 7,770,132.80
